Theravance Reports Third Quarter 2007 Financial Results

SOUTH SAN FRANCISCO, CA -- 10/25/2007 -- Theravance, Inc. (NASDAQ: THRX) today reported financial results for the third quarter ended September 30, 2007. Net loss for the third quarter of 2007 was $32.4 million, compared with $37.8 million for the same period of 2006, a decrease of $5.4 million. Net loss per share was $0.53 for the third quarter of 2007 compared with a net loss per share of $0.63 for the third quarter of 2006.

"We continue to make progress across our major clinical programs," said Rick E Winningham, Chief Executive Officer. "In particular, we are very pleased that we successfully completed and achieved a positive outcome from our end-of-Phase 2 meeting with the FDA for compound TD-5108 for the treatment of chronic constipation. In July, we announced positive proof-of-concept data from an approximately 200-patient study with TD-1792, a novel antibiotic designed to treat resistant Gram-positive infections. Finally, earlier this week we announced that Theravance received an approvable letter from the FDA for telavancin, and we are working diligently toward submission of a complete response to the FDA."

Program Highlights

Bacterial Infections Programs

Telavancin

Earlier this week we announced that the U.S. Food and Drug Administration (FDA) issued an approvable letter for telavancin for the treatment of complicated skin and skin structure infections (cSSSI) caused by Gram-positive bacteria, including resistant pathogens such as methicillin-resistant Staphylococcus aureus (MRSA). The FDA letter indicated that the telavancin application is approvable, subject to: resolution of current good manufacturing practices (cGMP) compliance issues not specifically related to telavancin at a third-party manufacturer; and submission of revised labeling or re-analyses of clinical data or additional clinical data. Astellas Pharma Inc. (Astellas) and Theravance believe that no additional clinical studies will need to be initiated to respond to the approvable letter. Telavancin is also under review for its safety and efficacy by regulatory authorities in Europe for the treatment of complicated skin and soft tissue infections and in Canada for the treatment of cSSSI.

Thirteen telavancin posters and a slide presentation on telavancin in cSSSI associated with surgical procedures were presented at the 47th Interscience Conference on Antimicrobial Agents and Chemotherapy (ICAAC) in September. In addition, telavancin posters were presented at the 45th Annual Meeting of the Infectious Diseases Society of America in October.

We are on track to report top-line data from our Phase 3 program in hospital-acquired pneumonia by the end of 2007.

TD-1792

In July we announced positive results from an approximately 200-patient study in cSSSI with TD-1792, our next-generation antibiotic for the treatment of Gram-positive infections, including resistant pathogens such as MRSA. We are evaluating the potential of this compound in more serious infections such as bacteremia.

Fourteen posters on TD-1792 were presented at ICAAC in September.

Respiratory Programs

Beyond Advair

In our collaboration with GlaxoSmithKline plc (GSK) to develop and commercialize a once-daily Long-Acting Beta2 Agonist (LABA) product candidate for the treatment of asthma and chronic obstructive pulmonary disease (COPD), GSK has advised us that the development program for the inhaled corticosteroid and LABA is progressing to plan.

Inhaled Bifunctional Muscarinic Antagonist-Beta2 Agonist (MABA) Program

Our lead compound in the MABA program for the treatment of COPD, GSK961081, continues to progress and is expected to enter Phase 2 shortly.

Inhaled Long-Acting Muscarinic Antagonist (LAMA) Program

Our lead compound in the LAMA program for COPD has successfully completed pre-Phase 1 safety studies.

Gastrointestinal (GI) Motility Dysfunction Program

We recently obtained a positive outcome from our end-of-Phase 2 meeting with the FDA for TD-5108, our highly selective 5-HT4 receptor agonist for the treatment of GI motility dysfunction such as chronic idiopathic constipation (CIC) and constipation-predominant irritable bowel syndrome. The FDA confirmed that the TD-5108 data package, including the results of the approximately 400-patient Phase 2 ACCORD study reported by Theravance in June 2007, was adequate to progress TD-5108 into Phase 3 efficacy and safety studies in patients with CIC. The FDA also indicated that the size of the clinical program should be consistent with the International Conference on Harmonisation (ICH) guidelines for the development of drugs for chronic use. Additionally, we began enrolling patients in a Phase 1 thorough QTc study during the third quarter.

Financial Results

Revenue

Revenue was $5.7 million for the third quarter of 2007 compared with $5.5 million for the same period of 2006. This increase was due to higher amortization of upfront and milestone payments received from the company's strategic alliance with GSK and collaboration with Astellas. All payments received to date under these agreements are being amortized over the relevant performance periods rather than being recognized when received.

Research and Development

Research and development costs for the third quarter of 2007 decreased to $32.0 million compared with $39.1 million for the same period of 2006. This decrease was primarily driven by lower external research and development costs associated with telavancin. Total research and development stock-based compensation expense for the third quarter of 2007 was $3.5 million compared with $3.0 million for the same period in 2006. Total external research and development costs were $11.4 million in the third quarter of 2007 compared with $20.6 million in the same period of 2006.

General and Administrative

General and administrative costs for the third quarter of 2007 were $8.5 million compared with $7.9 million for the same period of 2006. This increase was primarily driven by higher stock-based compensation expense. Total general and administrative stock-based compensation expense for the third quarter of 2007 was $2.4 million compared with $1.7 million for the same period in 2006.

Cash and Cash Equivalents

Cash, cash equivalents and marketable securities totaled $166.5 million as of September 30, 2007, a decrease of $11.2 million during the quarter. This decrease was due to cash used in operations partially offset by a $25.0 million milestone payment received under our telavancin agreement with Astellas.

Conference Call and Webcast Information

As previously announced, the company has scheduled a conference call to discuss this announcement beginning at 5:00 p.m. Eastern Daylight Time today. To participate in the live call by telephone, please dial 877-502-9272 from the U.S., or 913-981-5581 for international callers. Those interested in listening to the conference call live via the internet may do so by visiting the company's web site at www.theravance.com. To listen to the live call, please go to the web site 15 minutes prior to its start to register, download, and install any necessary audio software.

A replay of the conference call will be available on the company's web site for 30 days through November 24, 2007. An audio replay will also be available through 11:59 p.m. Eastern Standard Time on November 8, 2007 by dialing 888-203-1112 from the U.S., or 719-457-0820 for international callers, and entering confirmation code 4891018.

About Theravance

Theravance is a biopharmaceutical company with a pipeline of internally discovered product candidates. Theravance is focused on the discovery, development and commercialization of small molecule medicines across a number of therapeutic areas including respiratory disease, bacterial infections and gastrointestinal motility dysfunction. Of the five programs in development, four are in late stage -- its telavancin program focusing on treating serious Gram-positive bacterial infections with Astellas Pharma Inc., the Gastrointestinal Motility Dysfunction program, the Beyond Advair collaboration with GlaxoSmithKline plc and TD-1792 for the treatment of serious Gram-positive infections. By leveraging its proprietary insight of multivalency toward drug discovery focused on validated targets, Theravance is pursuing a next generation strategy designed to discover superior medicines in large markets. For more information, please visit the company's web site at www.theravance.com.

THERAVANCE®, the Theravance logo, and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of Theravance, Inc.

This press release contains and the conference call will contain certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to the goals, timing and expected results of clinical and preclinical studies, statements regarding the potential benefits and mechanisms of action of drug candidates, statements concerning the goals and timing of seeking regulatory approval of our product candidates (including with respect to telavancin statements regarding any expectation that we will be able to respond fully or adequately to FDA's requests using currently existing clinical data, any expectation that the third-party manufacturer will successfully address the cGMP issues the FDA has noted, and any expectation that the FDA will approve the telavancin NDA on the basis of existing preclinical and clinical data or at all), the enabling capabilities of Theravance's approach to drug discovery and its proprietary insights, statements concerning expectations for product candidates through development and commercialization and projections of revenue and other financial items. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and the conference call and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in its forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to delays or difficulties in commencing or completing clinical and preclinical studies, the potential that results of clinical or preclinical studies indicate product candidates are unsafe, ineffective, inferior or not superior, and delays or failure to achieve regulatory approvals, risks of collaborating with third parties to develop and commercialize products and risks of relying on third-party manufacturers for the supply of our product candidates. These and other risks are described in greater detail under the heading "Risk Factors" contained in Item 1A of Theravance's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on August 8, 2007 and the risks discussed in our other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

                            THERAVANCE, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)

                              Three Months Ended      Nine Months Ended
                                 September 30,          September 30,
                            ----------------------  ----------------------
                               2007        2006        2007        2006
                            ----------  ----------  ----------  ----------
                                  (unaudited)             (unaudited)

Revenue (1)                 $    5,669  $    5,524  $   16,372  $   14,657

Operating expenses:
  Research and development (2)  31,964      39,103     124,319     128,562
  General and
   administrative (2)            8,462       7,868      26,772      24,041
                            ----------  ----------  ----------  ----------
Total operating expenses        40,426      46,971     151,091     152,603
                            ----------  ----------  ----------  ----------

Loss from operations           (34,757)    (41,447)   (134,719)   (137,946)

Interest and other income, net   2,438       3,875       8,059      10,234
Interest expense                   (45)       (208)       (279)       (495)
                            ----------  ----------  ----------  ----------
Net loss                    $  (32,364) $  (37,780) $ (126,939) $ (128,207)
                            ==========  ==========  ==========  ==========
Net loss per share          $    (0.53) $    (0.63) $    (2.10) $    (2.18)
                            ==========  ==========  ==========  ==========

Shares used in computing
  net loss per share            60,664      59,762      60,384      58,702
                            ==========  ==========  ==========  ==========

 (1) Revenue includes amounts from GSK, a related party, of $2.8 million and $8.5 million for the three months and nine months ended
     September 30, 2007, respectively, and $3.4 million and $9.7 million for the three months and nine months ended September 30, 2006, respectively.

 (2) Amounts include stock-based compensation expense for the three months and nine months ended September 30 as follows (in thousands):

                              Three Months Ended      Nine Months Ended
                                 September 30,          September 30,
                            ----------------------  ----------------------
                               2007        2006        2007        2006
                            ----------  ----------  ----------  ----------
                                  (unaudited)             (unaudited)

Research and development    $    3,514  $    3,042  $   10,078  $    9,378
General and administrative       2,359       1,674       7,089       7,106
                            ----------  ----------  ----------  ----------
Total stock-based
 compensation expense       $    5,873  $    4,716  $   17,167  $   16,484
                            ==========  ==========  ==========  ==========

                             THERAVANCE, INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                             (In thousands)

                                              September 30,  December 31,
                                                  2007           2006
                                              -------------  --------------
                                               (unaudited)        (2)

Assets
  Cash, cash equivalents and marketable
   securities                                 $     137,538  $      201,080
  Other current assets                                6,898           6,111
  Marketable securities - non-current                28,983          34,490
  Property and equipment, net                        19,847          15,101
  Other assets                                        5,357           5,642
                                              -------------  --------------
     Total assets                             $     198,623  $      262,424
                                              =============  ==============

Liabilities and stockholders' equity (deficit)
  Current liabilities, net of current portion
   of deferred revenue (1)                    $      34,396  $       40,336
  Deferred revenue (1)                              194,284         153,656
  Other long-term liabilities                        10,828           5,122
  Stockholders' equity (deficit)                    (40,885)         63,310
                                              -------------  --------------
     Total liabilities and stockholders'
      equity (deficit)                        $     198,623  $      262,424
                                              =============  ==============

 (1) Deferred revenue includes the current portion of $22.7 million and
     $19.3 million as of September 30, 2007 and December 31, 2006, respectively. The net increase in total deferred revenue is a result of additional upfront and milestone payments that were earned under the company's collaboration with Astellas partially offset by the amortization of deferred revenue.

 (2) The condensed consolidated balance sheet amounts at December 31, 2006 are derived from audited financial statements.

Contact Information:
Allison Parker
Director, Investor Relations
650-808-4100
investor.relations@theravance.com